Exhibit 5.1
November 29, 2010
Qlik Technologies Inc.
150 Radnor Chester Road, Suite E220
Radnor, Pennsylvania 19087
     Re: Registration Statement on Form S-1
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-1 filed by Qlik Technologies Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on November 15, 2010, as thereafter amended or supplemented (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of up to 11,500,000 shares of the Company’s Common Stock (the “Shares”) all of which are being offered by certain stockholders of the Company (the “Selling Stockholders”). The Shares, which include an over-allotment option granted by the Selling Stockholders to the Underwriters to purchase up to 1,500,000 additional shares of the Company’s Common Stock, are to be sold to the Underwriters by the Company as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.
     In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials, of the Selling Stockholders and of officers and representatives of the Company.
     We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
     Subject to the foregoing and the other matters set forth herein, as of the date hereof:
     1. When the 299,685 Shares to be issued pursuant to the exercise of options granted under the Company’s 2004 Omnibus Stock Option and Award Plan or 2007 Omnibus Stock Option and Award Plan, as applicable (collectively, the “Plans”), shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the form of underwriting agreement filed as an exhibit to the Registration Statement and the Plans, the issue and sale of such Shares will have been duly authorized by all necessary corporate action of the Company, and such Shares will be validly issued, fully paid and nonassessable.
     2. When the 214,200 Shares to be issued pursuant to the exercise of a warrant (the “Warrant”) shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the form of underwriting agreement filed as an exhibit to the Registration Statement and the Warrant, the issue and sale of such Shares will have been duly authorized by all necessary corporate action of the Company, and such Shares will be validly issued, fully paid and nonassessable.
     3. The remaining 10,986,115 Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Very truly yours,
/s/ Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP